EXHIBIT 5.1

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                                                       Exhibit 5.1, 8.1 and 23.1




                     [LETTERHEAD OF THACHERPROFFITT & WOOD














                                             July 22, 1999


Superior Bank FSB
One Lincoln Centre
Oakbrook Terrace, Illinois 60181

                  Superior Bank FSB
                  AFC Mortgage Loan Asset Backed Securities
                  Registration Statement on Form S-3
                  -----------------------------------------

Ladies and Gentlemen:

         We are counsel to Superior Bank FSB, a federally chartered stock savings bank (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of AFC Mortgage Loan Asset Backed Certificates (the "Certificates") and AFC Mortgage Loan Asset Backed Notes (the "Notes"; collectively with the Certificates, the "Securities"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). The Certificates are issuable in series under separate pooling and servicing agreements (each such agreement, a "Pooling and Servicing Agreement") among the Registrant and a servicer and a trustee to be identified in the prospectus supplement for such series of Certificates. Each Pooling and Servicing Agreement will be substantially in the form filed as an Exhibit to the Registration Statement. The Notes are issuable in series under separate indentures (each such indenture, an "Indenture"), between an indenture trustee and an issuer to be formed, each to be identified in the prospectus supplement for such series of Notes. Each Indenture will be substantially in the form filed as an Exhibit to the Registration Statement.

         In rendering this opinion letter, we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials.

         Our opinions set forth below with respect to the enforceability of any right or obligation under any agreement are subject to (i) general principles of equity, including concepts of materiality,


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Superior Bank FSB                                                        Page 2.
July 22, 1999

reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) the effect of certain laws, regulations and judicial and other decisions upon the availability and enforceability of certain covenants, remedies and other provisions, including the remedies of specific performance and self-help and any provision which purports or is construed to require waiver of the obligation of good faith, materiality, fair dealing, diligence or reasonableness or objection to venue or forum, to impose a penalty or forfeiture or to release, exculpate or exempt a party from, or to require indemnification of a party for, liability for its own action or inaction to the extent that the action or inaction includes negligence, recklessness or willful or unlawful conduct, (iii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties and (iv) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations.

         In rendering this opinion letter, we do not express any opinion concerning any laws other than the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware. We do not express any opinion with respect to the securities laws of any jurisdiction or any other matter not specifically addressed in the opinions expressed below.

         Based upon and subject to the foregoing, it is our opinion that:

         1. Each Pooling and Servicing Agreement will be a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the parties thereto in accordance with its terms.

         2. Each Indenture, upon the authorization, execution and delivery thereof by the parties thereto, in connection with the related series of Certificates, will be a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the parties thereto in accordance with its terms.

         3. Each series of Certificates, upon the authorization thereof and the authorization, execution and delivery of the related Pooling and Servicing Agreement, the execution and authentication of the offer and sale, those Certificates in accordance with that Pooling and Servicing Agreement and the payment therefor and delivery thereof as contemplated in the Registration Statement and in the prospectus and prospectus supplement delivered in connection with the offer and sale, those Certificates, will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of that Pooling and Servicing Agreement.

         4. Each series of Notes, upon the authorization, execution and delivery of the related Indenture in accordance with the related Indenture, the execution and authentication thereof in accordance with the related Indenture and the payment therefor, and the delivery thereof as contemplated in the Registration Statement and in the prospectus and prospectus supplement delivered in connection with the offer and sale no those


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Superior Bank FSB                                                        Page 3.
July 22, 1999

                  Notes, will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of that Indenture.

         5. The description of federal income tax consequences appearing under the heading "Federal Income Tax Consequences" in the prospectus contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of an investment in the Securities, is accurate with respect to those tax consequences which are discussed, and we hereby adopt and confirm that description as our opinion.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the headings "Federal Income Tax Consequences" and "Legal Matters", without admitting that we are "persons" within the meaning of Section 7(a) or 11(a)(4) of the 1933 Act, or "experts" within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.

                                        Very truly yours,

                                        THACHER PROFFITT & WOOD



                                        By /s/ Thacher Proffitt & Wood